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                                EXHIBIT 4.2.6

                             CERTIFICATE OF MERGER

                                       OF

                            THE CRESTMARK CLUB, L.P.

                                 WITH AND INTO

                      ROBERTS PROPERTIES RESIDENTIAL, L.P.

                                       1.

     The name and state of domicile of each of the constituent entities is as follows:

     The Crestmark Club, L.P. - Georgia (limited partnership); and
     Roberts Properties Residential, L.P. - Georgia (limited partnership).

                                       2.

     An agreement of merger has been approved by the requisite action by each of the constituent entities named above.

                                       3.

     The name of the surviving entity is Roberts Properties Residential, L.P.; the surviving entity is a Georgia limited partnership.

                                       4.

     The merger shall become effective on the date of filing of this Certificate of Merger; provided, however, that to the extent permitted by law the merger shall be effective as of and from and after the first day of the calendar month in which this Certificate of Merger is filed.

     IN WITNESS WHEREOF, the parties hereto have caused this Certificate of Merger to be duly executed as of the 26th day of June, 1996.



Signed, sealed and delivered    ROBERTS PROPERTIES RESIDENTIAL, ROBERTS
in the presence of:             PROPERTIES RESIDENTIAL, L.P., a Georgia limited
                                partnership
/s/ Charles R. Elliott
- -----------------------         By: Roberts Realty Investors, Inc., its sole
Unofficial Witness                  general partner

/s/ Leslie A. Camp                  By: /s/ Charles S. Roberts
- -----------------------                 -----------------------------
Notary Public                           Charles S. Roberts, President

        (NOTARY SEAL)                           (CORPORATE SEAL)


                      [EXECUTIONS CONTINUE ON NEXT PAGE.]

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Signed, sealed and delivered     THE CRESTMARK CLUB, L.P., a Georgia limited
in the presence of:              partnership

/s/ Charles R. Elliott
- -----------------------------
Unofficial Witness               By: /s/ Charles S. Roberts
                                     -----------------------------------
/s/ Leslie A. Camp                   Charles S. Roberts, General Partner
- -----------------------------
Notary Public
         (NOTARY SEAL)




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